REDACTED COPY

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL PORTIONS OF THIS

DOCUMENT HAVE BEEN REDACTED

AND HAVE BEEN SEPARATELY

FILED WITH THE COMMISSION

[AMC LOGO]

Assured Management Company

GOLF CONSULTANT AGREEMENT

This Agreement is made on the 30th day of August, 1999, between THOMAS S.
WATSON ("CONSULTANT") and ADAMS GOLF, INC. ("ADAMS").

In consideration of the mutual covenants and agreement hereinafter expressed, the parties hereto do covenant and agree with each other as follows:

1.	GRANT TO ADAMS.

CONSULTANT hereby gives and grants to ADAMS the exclusive worldwide right and license to use CONSULTANT'S name, facsimile signature, nickname, voice or likeness upon and in connection with the manufacture, sale, distribution, advertising and promotion of drivers and fairway woods ("EQUIPMENT"), manufactured or sold by ADAMS, its subsidiaries, affiliates or licensees as ADAMS in its sole discretion may determine.  See also Sections 4.1 and 4.2 herein.

2.	COVENANTS BY CONSULTANT.

During the term of this Agreement, except as otherwise provided herein, CONSULTANT (a) will not give the right to use or permit the use of CONSULTANT's name, facsimile signature, nickname, voice or likeness to any other manufacturer or seller of golf clubs; (b) will not sponsor or endorse golf clubs made or sold by any other manufacturer or seller; and (c) will not serve as a consultant or advisor of any other manufacturer or seller of golf clubs.  See also Sections 4.1 and 4.2 herein.

3.	DUTIES OF CONSULTANT.

During the term of this Agreement, CONSULTANT shall:

3.1

To the extent provided to CONSULTANT by ADAMS, play exclusively with ADAMS EQUIPMENT, carry an ADAMS umbrella, wear an ADAMS visor or cap and carry the ADAMS golf bag.  However, CONSULTANT will not be required to wear ADAMS visor or cap in advertising for Polo Ralph Lauren.

3.2

Have the option to add golf ball and/or clothing product identification, logo or endorsement of third-party companies that do not manufacture clubs under the same brand to visor or cap and/or golf bag.  No other product identification, logos or endorsements will be added to ADAMS visor or caps or golf bags without the express written consent of both parties, which consent shall not be unreasonably withheld.

3.3

Retain full option to (a) negotiate and enter into contract with any golf ball manufacturer that does not manufacture clubs under the same brand, as well as (b) decide which golf shoes and gloves to endorse.

3.4

Exert best efforts to achieve a satisfactory record of play in a minimum of [*****] ([*****]) events annually, including made-for-television events.  In the event CONSULTANT should play less than [*****] ([*****]) events, then his annual retainer shall be reduced by a fraction of which the numerator is the number of events under [*****] ([*****]) he has played and the denominator of which is [*****] ([*****]).  For example, if CONSULTANT plays [*****] ([*****]) events, his annual compensation shall be reduced by [*****].  Both parties agree that in the event illness or other reasons outside the control of CONSULTANT prevent CONSULTANT from playing [*****] ([*****]) events, the parties agree to negotiate to resolve the issue, and if accord cannot be reached, then to refer to Section 15 herein.

3.5

Use best efforts to make [*****] ([*****])appearances in Japan during the term of this Agreement, under his normal fees and conditions.  If, in fact, there are no events that meet normal CONSULTANT conditions, ADAMS will assist in obtaining and/or producing same.  CONSULTANT will not be required to play regular tour events to meet these conditions.  If acceptable events are not available, the obligation is waived.

3.6	Advise and consult with ADAMS, at ADAMS' reasonable request, from time to time, relative to the design, testing and characteristics of EQUIPMENT.

3.7	Demonstrate, discuss and emphasize the newest features of ADAMS EQUIPMENT at every opportunity.

3.8

Be available for such press interviews, radio or TV appearances arranged for CONSULTANT by ADAMS which are compatible with CONSULTANT's own practice, play and personal time requirements.  CONSULTANT will be required to be available after a tournament win for selected interviews, either the Sunday afternoon or Monday morning following the win.  In all such interviews and appearances, CONSULTANT will use his best efforts to make reference to the ADAMS brand.

3.9

Cooperate with ADAMS in giving advice, suggestions and recommendations concerning the acceptability and playability of current ADAMS golf lines, the development of new ADAMS golf lines, and information about significant golf product and golf market trends, and meet as reasonably requested with ADAMS' Design/Testing Teams.

3.10

Make himself available on not more than two (2) days per Contract Year (as defined in Section 10 herein) for television and radio commercials and photo shoots, compatible with CONSULTANT's own practice, play and personal time

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requirements, at no cost to ADAMS, except for expenses for himself and one associate as provided in Section 7.5 hereunder. Said activities shall be directly related to the promotion of ADAMS golf products.

3.11

Cooperate to the maximum extent possible, compatible with CONSULTANT's practice and play requirements on Tour and personal time requirements, in assisting ADAMS' promotional and public relations activities by making himself available for up to [*****] ([*****]) days per Contract Year (as defined in Section 10 herein), on no more than [*****] ([*****]) separate occasions, for personal appearances at no cost to ADAMS, except for expenses for himself and one associate as provided in Section 7.5 hereunder.  Said activities shall be directly related to the promotion of ADAMS golf products and shall not conflict with scheduled tournament play.  Each day shall be not more than [*****] ([*****]) hours in length, excluding travel time.  Days must be used during each Contract Year; days do not carryover to subsequent Contract Years.

3.12

In the event ADAMS desires additional personal appearance or production days from CONSULTANT, other than days provided in Sections 3.10 and 3.11 herein, CONSULTANT will make himself available as may be mutually agreed by the parties at his then-current daily rate (which, as of January 1, 1999, is [*****] dollars ($[*****])), plus expenses.  This shall be in addition to any other fees payable as provided in Section 7 hereunder.

4.	DEVELOPMENT OF IRONS AND OTHER CLUBS.

4.1

ADAMS will use best efforts, along with CONSULTANT, to develop irons and other clubs for CONSULTANT's use.  Until such clubs are developed to CONSULTANT's satisfaction, CONSULTANT retains right to use irons, putter and wedge of his choice, made by any manufacturer.

4.2

ADAMS, along with CONSULTANT, is making best efforts to develop a graphite tip shaft technology to interact with the new iron heads being developed.  CONSULTANT's input and endorsement through his usage on the Tour are a critical element in developing new clubs.

If CONSULTANT plays the iron developed by ADAMS, then he shall be entitled to a royalty of [*****] percent ([*****]%) of sales at ADAMS' wholesale price on sales in excess of [*****] dollars ($[*****]).  Wholesale price shall be defined as used in ADAMS' public accounting practices which are in accordance with GAAP.  By way of example, wholesale price shall be the ADAMS' sales price (less rejects, returns, cancellations, declines, credit card charge-backs, shipping and handling, bad debt, sales discounts, demo clubs, sales specials, sales promotions, net downs and sales taxes) on all sales.  This royalty shall be in addition to compensation provided in Section 7 herein.  If CONSULTANT is playing only the new iron head without the graphite tip, he shall receive a [*****] percent ([*****]%) royalty as set out herein but only on the sales of the steel shafted clubs sold worldwide.

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4.3

Should ADAMS develop irons subsequently to the new irons contemplated in Section 4.2 above, CONSULTANT's royalty rights in Section 4.2 shall apply even if CONSULTANT chooses to keep playing the new irons contemplated in Section 4.2 above.  For example, if ADAMS develops a second generation of irons to the new irons contemplated in Section 4.2 above and sells the second generation of irons both with and without the graphite tip, and CONSULTANT chooses to continue playing the new irons contemplated in Section 4.2 above without the graphite tip rather than the second generation, CONSULTANT shall nevertheless be entitled to a royalty of [*****] percent ([*****]%) of the wholesale price on all second generation irons sold without the graphite tip on sales in excess of [*****] dollars ($[*****]).  In other words, CONSULTANT is not required to play the latest version of ADAMS' irons in order to receive royalties on all irons, but he must play a version of ADAMS' irons.

4.4

Within sixty (60) days next following the end of each Contract Year (as defined in Section 10 herein), ADAMS shall deliver to CONSULTANT, at CONSULTANT's address set forth herein, an appropriate itemized statement to CONSULTANT setting forth the total amount of Wholesale Sales for such preceding Contract Year, specifically identifying the products, and at the same time shall pay to CONSULTANT the royalty due for such period.

5.	REPRESENTATION.

CONSULTANT will not have the right or authority to bind ADAMS by any representation or in any other respect whatsoever or to incur any obligation or liability in the name of or on behalf of ADAMS.

6.	ACTIVE STATUS, TERMINATION OR DEMISE.

	6.1	Total Termination: In the event CONSULTANT dies, or is unable to play golf at all, then ADAMS can terminate this Agreement on thirty (30) days' written notice.

6.2

Termination for Cause:  If either party commits any other material breach of this Agreement, the other party may terminate for cause upon giving fifteen (15) days written notice of such cause and provided the breach is not rectified within such fifteen (15) day period.  It shall be considered a material breach if ADAMS is adjudicated insolvent or declares bankruptcy or fails to make payment to CONSULTANT of any amount due hereunder or if CONSULTANT disparages ADAMS or discourages use of ADAMS' EQUIPMENT.

6.3

Behavior:  During the term of this Agreement, CONSULTANT will conduct himself at all times with due regard to public morals and conventions.  If the value of the CONSULTANT endorsement is materially reduced or impaired because CONSULTANT shall have committed or shall commit any public act that

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involves moral turpitude under, or commits or violates any material, foreign, U.S., federal, or other applicable state or local laws, or which brings him into public disrepute, contempt, scandal or ridicule, or which insults or offends the community, or if CONSULTANT shall make any statements in derogation in any material respect of ADAMS or any of its affiliates or any of their respective products or services and such statement is made to the general public or becomes a matter of public knowledge; then at any time after the occurrence of such act, thing or statement, ADAMS shall have the right, in addition to its other legal and equitable remedies, to immediately terminate this Agreement, by giving written notice to CONSULTANT. ADAMS must exercise its right of termination within ninety (90) days of its senior management becoming aware of the conduct giving rise to the right of termination.

7.	COMPENSATION TO CONSULTANT.

7.1

Personal Use Equipment:  During the term of this Agreement, ADAMS shall supply CONSULTANT with a reasonable quantity of EQUIPMENT for CONSULTANT's personal use and an allowance of ten (10) iron sets and thirty (30) woods per Contract Year for friends and family.

	7.2	Annual Retainer: In addition to any other compensation payable under this Agreement, and except as provided in Section 7.3 below, ADAMS shall pay CONSULTANT an annual minimum retainer, as follows:
Year 1 (9/1/99-8/31/00)	[*****] dollars	$[*****]

Year 2 (9/1/00-8/31/01)	[*****] dollars	$[*****]

Year 3 (9/1/01-8/31/02)	[*****] dollars	$[*****]

Year 4 (9/1/02-8/31/03)	[*****] dollars	$[*****]

Year 5 (9/1/03-8/31/04)	[*****] dollars	$[*****]
Payments shall be made in two (2) equal installments on September 1 and March 1 of each respective year, except for Year 1, when the 1st payment shall be due October 1, 1999.

7.3	Tournament Bonus Money: A minimum of [*****] dollars ($[*****]) per televised win to be paid within thirty (30) days after event concludes.

7.4	Stock. ADAMS shall grant CONSULTANT the option to purchase

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[*****] ([*****]) shares of ADAMS' stock at market price at the close of market on the date of execution of this Agreement. This right will vest [*****] percent ([*****]%) per year of this Agreement. If (i) the outstanding shares of Common Stock of ADAMS are increased, decreased or exchanged for a different number or kind of shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the assets of ADAMS, reorganization, recapitalization, relcassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) the value of the outstanding shares of Common Stock of ADAMS is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment shall be made in (1) the maximum number and kind of shares or securities subject to this Plan as provided in Section 3.1, (2) the number and kind of shares or other securities subject to then outstanding Stock Options and/or (3) the price for each share or other unit of any other securities subject to then outstanding Stock Options.

7.5

Expenses:  For the personal appearances contemplated in Sections 3.5, 3.10 and 3.11, ADAMS shall reimburse CONSULTANT for travel expenses for CONSULTANT and a companion of choice.  Travel expenses shall include jet fuel or first-class round-trip airfare, lodging, meals and local transportation.

8.	ADVERTISING.

Prior to publishing or placing any advertising or promotional material which uses CONSULTANT's name, facsimile signature, nickname, voice or likeness, ADAMS shall submit the same to CONSULTANT, or CONSULTANT's designee, for approval, which approval shall not be unreasonably withheld or delayed.  In the absence of any specific disapproval communicated in writing to ADAMS within fourteen (14) days after mailing a copy to CONSULTANT, or CONSULTANT's designee, such advertising or promotional material shall be deemed to have been approved.  CONSULTANT, or CONSULTANT's designee, shall notify ADAMS of specific grounds for disapproval.

9.	MEMBERSHIPS.

9.1

CONSULTANT warrants and represents that during the term of this Agreement he is a member in good standing of SAG, AFTRA or any other organization having jurisdiction over CONSULTANT's services hereunder.  This agreement is subject to all of the terms and conditions of the collective bargaining agreements with SAG, AFTRA, or any other union agreements or codes having jurisdiction over CONSULTANT's services hereunder.  In the event of a conflict between any provision of this Agreement and any such collective bargaining agreement, the latter shall prevail.

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9.2

All fund payments to the Pension and Health Fund of SAG and/or the Health and Retirement Funds of AFTRA shall be paid directly by an agent designated by ADAMS who is bound by the applicable collective bargaining agreement.  Pension and Health payments shall be made on the dates on which the CONSULTANT's annual retainer payments are made.

10.	TERM OF AGREEMENT.

This Agreement shall commence as of the 1st day of September, 1999, and shall remain in effect for a period of five (5) years up to and including the 31st day of August 2004. A Contract Year shall be the one-year period beginning September 1, 1999 and each anniversary thereafter.  Unless renewed in writing by the authorized representatives of both parties, this Agreement shall then terminate.

11.	BOOKS AND RECORDS.

ADAMS agrees that it will maintain accurate and complete records and books of account showing all shipments of irons shipped by it and the price thereof. CONSULTANT, or CONSULTANT's representatives, shall have the right at reasonable times (prior to the expiration of two (2) years after each Contract Year) to inspect the books and records of ADAMS insofar as they shall relate to the computation of royalties to be paid to CONSULTANT pursuant to this Agreement.

CONSULTANT shall be entitled to any time within two (2) years after the receipt of any statement to question such statement by providing notice in writing of such question.  If ADAMS does not satisfy CONSULTANT within thirty (30) days after said question, CONSULTANT may have an audit made of all books and records of ADAMS which may in any way pertain to Gross Sales and ADAMS does by this Agreement authorize CONSULTANT, or CONSULTANT's representatives, to appear to examine and to make extracts from any bank records, any tax returns, or any accounting records or books which may in any way pertain to the Gross Sales of ADAMS.  If such audit shall be made by a certified public accountant and shall show an error prejudicial to CONSULTANT in an amount greater than five percent (5%) of the applicable Gross Sales reported by ADAMS for the statements being contested, ADAMS shall pay all reasonable expenses of the audit.  Any amount due CONSULTANT as commission or expenses for audit shall be paid upon presentment of a statement by CONSULTANT to ADAMS of amounts due.

12.	NOTICE.

Every written notice or written report which may be served upon CONSULTANT, according to the terms of this agreement, may be served by enclosing it in a postpaid envelope addressed to:

Charles E. Rubin, Esquire Assured Management Company 1901 West 47th Place, Suite 200 Westwood, Kansas 66205

or at such other address as is given in writing to ADAMS by CONSULTANT.

Every written notice which may be served upon ADAMS, according to the terms of this Agreement, shall be served by enclosing it in a postpaid envelope addressed to:

Barney H. Adams Golf Adams Golf, Inc. 2801 East Plano Parkway Plano, Texas 75074

or at such other address as is given in writing by ADAMS to CONSULTANT.

13.	WARRANTIES AND INDEMNITIES.

13.1

CONSULTANT represents and warrants that CONSULTANT is free of all prior undertakings and obligations which would prevent or tend to impair either the full performance of CONSULTANT's obligations hereunder or ADAMS' full enjoyment of the rights and privileges granted to it by CONSULTANT.

CONSULTANT agrees to protect, indemnify and hold harmless ADAMS from any and all liability, claims, causes of action, suits, damages and expenses (including reasonable attorneys' fees and expenses) for which it becomes liable or is compelled to pay by reason of a breach of any covenant or representation in this agreement.

13.2

ADAMS agrees to defend, indemnify and hold harmless CONSULTANT from any and all liability, claims, causes of action, suits, damages and expenses (including reasonable attorneys' fees and expenses) for which he becomes liable or is compelled to pay by reason of or arising out of any claim or action for personal injury, death or otherwise involving alleged defects in ADAMS' products, provided that ADAMS is promptly given notice in writing and is given complete authority and information required for the defense, and ADAMS shall pay all damages or costs awarded therein against CONSULTANT and any other cost incurred by CONSULTANT in defense of any suit, but shall not be responsible for any cost, expense or compromise incurred or made by CONSULTANT without ADAMS' prior written consent.

14.	SIGNIFICANCE OF HEADINGS.

Section headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this

Agreement. Accordingly, in case of any question with respect to the construction of this Agreement, it is to be construed as though such section headings had been omitted.

15.	APPLICABLE LAW.

This Agreement shall be governed and construed according to the laws of the State of Kansas.

The parties agree that any dispute arising under or in connection with this Agreement shall be resolved by arbitration in accordance with the Commercial Rules and Regulations then applicable of the American Arbitration Association, and any decision resulting from such arbitration shall be binding upon the parties hereto, and judgment on any decision of the arbitrator(s) may be entered in any court having jurisdiction over the parties.

16.	ENTIRE AGREEMENT.

The provisions of this Agreement are intended by the parties as a complete, conclusive and final expression of their agreement concerning the subject matter hereof, which Agreement supersedes all prior agreements concerning the subject matter, and no other statement, representation, agreement or understanding, oral or written, made prior to or at the execution hereof, shall vary or modify the written terms hereof.  No amendments, modifications or releases from any provision hereof shall be effective unless in writing and signed by both parties.

17.	WAIVER.

Unless otherwise mutually agreed in writing, no departure from, waiver of, or omission to require compliance with any of the terms hereof by either party shall be deemed to authorize any prior or subsequent departure or waiver, or obligate either party to continue any departure or waiver.

18.	EXECUTION AND DELIVERY REQUIRED.

This instrument shall not be considered to be an agreement or contract nor shall not create any obligation whatsoever on the part of CONSULTANT or ADAMS unless and until it has been signed by CONSULTANT, or a duly authorized representative, and by duly authorized representatives of ADAMS and delivery has been made of a fully signed original to both parties.

19.	SEVERABILITY.

Any provision or part of this Agreement prohibited by applicable law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions or parts hereof.

20.	RELATIONSHIP.

Both parties agree that this Agreement does not constitute and shall not be construed as a constituting of a partnership or joint venture between ADAMS and CONSULTANT. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third person.

21.	ASSIGNMENT AND CHANGE OF CONTROL.

21.1

Neither ADAMS nor CONSULTANT shall have the right to grant sublicenses hereunder or to assign, alienate or otherwise transfer any of its rights or obligations hereunder, except CONSULTANT shall have the right to assign his financial benefits and ADAMS hereby consents to such assignment.

21.2

In the event that ADAMS or its shareholders shall, through any transaction(s), sell or otherwise transfer control (more than fifty percent (50%) of the outstanding stock) of ADAMS to a third party, then CONSULTANT shall have the right to terminate this Agreement in its entirety.  ADAMS shall notify CONSULTANT of the pending transaction(s) in writing, and CONSULTANT shall notify ADAMS within thirty (30) days if he elects to grant his approval of the transfer.

	21.3	In the event that Barney Adams leaves ADAMS for any reason, CONSULTANT shall have the right to terminate this Agreement.

22.	CONFIDENTIALITY.

Both parties understand that the contents of this Agreement, including, but not limited to, all amounts paid or to be paid and any additional consideration, are extremely confidential, and that disclosure of same to any third party could be detrimental to the interests of one or both parties.  Therefore, both parties agree not to disclose the terms of this Agreement, without the permission of the other party, to any third party other than to CONSULTANT's business, legal and financial advisors, and with respect to all such advisors, CONSULTANT shall take all reasonable steps to ensure such confidentiality to ADAMS.

CONSULTANT recognizes that during the course of performing his duties hereunder he may become aware of proprietary, confidential information concerning ADAMS, its products, methods, processes, billing practices, financial condition, etc., or information ADAMS designates as confidential (collectively "Confidential Information"). CONSULTANT agrees that he will maintain in confidence and not disclose to any third party at any time any such Confidential Information and shall not use any such information to the detriment of ADAMS or for any purpose not contemplated by the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                /s/Tom Watson
Tom Watson     (illegible entry)

APPROVED FOR ADAMS GOLF, INC.

By:              /s/B.H. (Barney) Adams
         Barney H. Adams